EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147452) of E. I. du Pont de Nemours and Company of our report dated June 24, 2011 relating to the financial statements and supplemental schedule of the Pioneer Hi-Bred International, Inc. Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 24, 2011